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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-01951) pertaining to the AmeriSource Corporation Employee Investment Plan of our report dated April 18, 1997, with respect to the financial statements and schedules of the AmeriSource Corporation Employee Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.






                                                     ERNST & YOUNG LLP


Philadelphia, Pennsylvania
June 26, 1997